Kaptain

Kaptain aims to empower the outdoor community to explore new places and try new sports while connecting them to a marketplace for rentals, gear, and guides.


Kaptain
Adventure Made Simple
Lake Tahoe Kayak trip
Activity map
Your gear garage

Invest

$99.28 minimum investment

DEADLINE: September 29, 2023

in 3 months

SHARE PRICE
$0.73

TOTAL RAISED
$30,799

VALUATION
$6,299,492

4(a)(6) offering provided by Netcapital Funding Portal Inc.

WHAT IS KAPTAIN?

What is Kaptain?

A discovery and planning platform for exploring new places and trying new outdoor sports

A marketplace for gear rentals, used gear, and guides

Bridging the gap between outdoor experiences and gear


Trail sports

Biking

Climbing

Water sports

RV & Camping

Winter sports

Planning new outdoor experiences is intimidating and overwhelming. If you want to explore a new place, it requires hours of research.

Want to try a new outdoor sport? You better know someone or have the time to endure hours of trial and error, research, and frustration.

Most people don't, which is why we built Kaptain. We have curated activity data across 33 outdoor sports and built planning tools to make research, organizing with friends, and dreaming about your next outdoor experience fun and easy.

Outdoor gear is vital to a positive experience outside, which is why we built Gear Garage, giving outdoorsy folks the opportunity to add their gear to Kaptain, add it to packing lists, and list it for sale.

We streamline the rental process, aiming to make it easy to discover where you can rent gear for the new outdoor sport you want to try as well as ensure local outdoor shops can manage their rentals and reach their customers efficiently.

We put this all together on Kaptain to give outdoorsy folks a place to dream about their next epic adventure, show off all their outdoor experiences, and inspire others to do the same.


Outdoor recreation info is scattered & confusing
Outdoor participants
54 million Americans get outside every week
Where to go
Outdated and overwhelming websites, apps, and planning tools create signifcant barriers to new outdoor experiences
What gear to bring
Gear is vital to positive outdoor experiences, yet finding the right gear requires extensive research and trial & error
Source: Outdoor Industry Association Participation Report 2021

Outdoor recreation information is fragmented by sport and location even though most outdoor enthusiasts participate in multiple sports and explore areas beyond their home.

This makes researching and planning outdoor experiences frustrating, time consuming, and discouraging. Participating in outdoor recreation is already intimidating, and without the proper tools to plan and prepare for outdoor experiences, people will feel discouraged to spend time outside.

It is difficult to rent outdoor gear, which makes it harder to try new outdoor sports. This is crucial for getting more people outside as outdoor gear can be expensive and daunting to research.

Most local outdoor shops do not have the tools to digitize their rental process. Kaptain is building a rental marketplace that enables local outdoor shops to digitize their rentals, making it easier for people to rent gear as well as create more revenue for local outdoor shops.

Used outdoor gear does not have a centralized digital marketplace. Outdoor gear and outdoor experiences are disconnected even though gear is a vital component of any positive experience outside.

Outdoor guides are the educators and leaders of the outdoor community, yet do not have a platform to share their business with people who are eager to explore sports or areas. Kaptain is designed to connect guides with their customers, streamline their booking process, and provide tools to plan their guided trips.

Kaptain aims to bring the entire outdoor recreation community together onto a single platform to share insights, get inspired, and ultimately, spend more time outside.


Solution
We make 33 outdoor sports more accessible via discovery and planning tools and by connecting users to the right gear for their experience.
Explore
Explore activities across 33 outdoor sports & activities
Search for adventures in the most popular outdoor locations throughout the United States
Plan
Build your next epic trip
Schedule activities with friends
Create lists of your favorite spots
Organize your outdoor lifestyle
Gear
Create your own gear garage
Marketplace for used gear
Rent gear from local outdoor shops
Guides
Find experienced locals and guides to show you the way and make trying a new sport or exploring a new place more accessible

Kaptain is a centralized hub for outdoor recreation that is designed to give users the tools needed to explore, plan, and share their outdoor experiences and gear.

Kaptain aims to empower beginners to experts to try new sports and explore new places. With curated activity data across the American west, users are exposed to the best outdoor experiences while giving them the tools needed to ensure a great time outdoors.

Kaptain is designed to make it easy and fun to plan outdoor experiences by centralizing info for a wide range of outdoor sports and providing planning tools for outdoor experiences.

Users can invite their friends, create packing lists, and organize their entire outdoor experience in one place.

Kaptain is designed to connect users to a marketplace for rentals, used gear, and guides. A user can list their gear for sale as well as rent gear from local outdoor shops and connect with experienced guides.

Business Model

Our rental marketplace is planned to be supplied by local outdoor shops & retailers. Used gear and guides are planned to be supplied by a mix of peer to peer, shops, and professionals.


SURF SHOP

Marketplace for rentals supplied by outdoor shops and retailers



Marketplace for used gear supplied by user's gear garage items



Marketplace for guides to offer guided experiences and trips

Who are our customers?

The 30mm Americans between the ages of 18-55 that participate in outdoor recreation on a weekly basis

90% of Kaptain survey respondents reported participation in **at least 2 outdoor sports**

In Kaptain onboarding, the average user selects **at least 6 outdoor sports**

Typical outdoor enthusiasts rent outdoor gear **at least 2 - 4 times a year.**

The 5,000+ outdoor equipment shops in the United States

75% of local outdoor shops surveyed did not have online rental offerings

30% of shops surveyed agreed to be on Kaptain rental marketplace at launch

Source: Outdoor industry Association; Kaptain UX research; Hiking & Outdoor Equipment Stores Industry in the US - Market Research Report

We plan to generate revenue in two phases:

- **Rentals, used gear, & guides marketplace**
  We have partnered with outdoor shops and retailers to host their gear rental and guided experiences on Kaptain as well as a peer-to-peer used gear marketplace between users.
- **Premium subscription**
  The second phase is planned to be a premium subscription offering additional map layers, in-depth activity GPS tracking, and advanced planning features.


TAM, SAM, & SOM
The average Kaptain user may generate $100 in revenue per year.
Our core demographic is 18 - 55 year olds getting outside once a week.
TAM: $16.4B annually
SAM: $3B annually
SOM: $300mm annually
164mm Americans get outside each year
30mm Americans exist in our core demographic
10% of our market at 3mm users
Source: Outdoor Industry Association Participation Report 2021

While 164 million Americans recreate outside at least once a year, 54 million Americans get outside every week.

Kaptain is targeting the 30 million Americans between the ages of 18 - 55 years old who get outside once a week and the nearly 5,000 outdoor shops and retailers across the United States.


Success to date
Accepted to Procopio's LaunchPad
10 commitments from gear shop owners
14 areas across the American West
1,400 outdoor activities across 33 sports
Launched on the Apple App Store

PRESS

> **San Diego Business Journal**
> Procopio Welcomes 4 to LaunchPad


Team
Kaptain's team has extensive business and technology experience. We are also avid outdoor adventurers!
Kirk Magnuson, Founder / CEO
12 yrs. in sales, product, and leadership
6 yrs. with software start-ups
Certified in Product Design
Biking, hiking, skiing, camping, surfing
Erik Magnuson, Co-founder
4 year career in the NFL
Indiana University MBA program & Business management certificate
Sociology B.A, University of Michigan
Mountain biking, hiking, snowboarding
Julia Holmes, Data & Finance
7 yrs. in data & finance
B.S in Finance
Financial modeling, analysis, & data
Biking, hiking, camping

USE OF PROCEEDS

If the offering's maximum amount of $1,000,000 is raised:

Use	Value	% of Proceeds
Rental marketplace	$100,000	10.0%
Marketing	$100,000	10.0%
Salaries	$100,000	10.0%
Activity data contracting	$65,000	6.5%
Marketing manager	$80,000	8.0%
Senior developer	$150,000	15.0%
Software developer	$105,000	10.5%
Business development rep	$75,000	7.5%
Customer success manager	$75,001	7.5%
General and Administrative	$101,000	10.1%
Intermediary fees	$49,000	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Kaptain, Inc. . This offering must raise at least $10,000 by September 29, 2023 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Kaptain may issue additional securities to raise up to $1,000,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

9,999,304 shares
× $0.73 per share

$7,299,492 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

> Form C on May 1, 2023

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
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- Facebook

UPDATES

May 1, 2023 • Primary offering of 1,369,863 shares at $0.73

May 1, 2023 • Filed Form C

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